Brighthouse Life Insurance Company of NY

(“Brighthouse Financial”)

Home Office Address (no correspondence):

285 Madison Avenue, New York, NY 10017

Brighthouse Shield® Level II 6-Year Annuity

Application for Individual Single Premium Deferred Index-

Linked Separate Account Annuity

All sections are required unless otherwise indicated.

Regular mail: Brighthouse Financial P.O. Box 4365 Clinton, IA 52733-4365 Express mail only: Brighthouse Financial ATTN: 4365 – Life & Annuity MR-1 1315 19th Ave NW Clinton, IA 52732-2757

1. Annuitant Information Annuitant will be the Owner unless the Owner Information section is completed.

First Name:	Date of Birth:

Middle Name:	Country of Citizenship:

Last Name:	Country of Legal Residency:

Street Address:	Relationship to Owner:

City:	Email Address:

State: Zip:	Phone Number:

Social Security Number:	☐ Male ☐ Female

2. Owner Information

•	Complete if the Owner is different than the Annuitant. Correspondence is sent to the Owner.
•	If Owner is a Trust, complete the Trustee Certification form.
•	Unless otherwise permitted by the Internal Revenue Code, the Owner and Annuitant of this Contract must be the same individual for all IRA plan types except IRAs held by a custodian.

First/Entity Name:

Middle Name:	Date of Birth/Trust:

Last Name:	Country of Citizenship:

Street Address:	Country of Legal Residency:

City:	Email Address:

State: Zip:	Phone Number:

Social Security:	☐ Male ☐ Female ☐ Entity

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3. Joint Owner Information (Optional) Available for Non-Qualified contracts only.

First Name:	Date of Birth:

Middle Name:	Country of Citizenship:

Last Name:	Country of Legal Residency:

Street Address:	Email Address:

City:	Phone Number:

State: Zip:	☐ Male ☐ Female

Social Security Number:

4. Beneficiary Information

•	The death benefit will be payable to your estate if no designated beneficiary survives you or if you do not name a beneficiary.
•	If all Primary Beneficiaries predecease the Owner, then any surviving Contingent Beneficiaries listed below will be considered Primary Beneficiaries unless we are notified otherwise by the Owner.
•

If Joint Owners are named, upon the death of either Joint Owner, the surviving Joint Owner will be the Primary Beneficiary, and the beneficiaries listed below (whether listed as Primary or Contingent Beneficiaries) will be considered the Contingent Beneficiaries.

•	Either the Relationship to Owner or Social Security Number must be provided for all beneficiaries named.
•	If more than three beneficiaries are named, attach a signed and dated separate sheet.
•	Primary and Contingent Beneficiary percentages must each add up to 100%.

☐ Divide proceeds equally among Primary Beneficiaries

☐ Divide proceeds equally among Contingent Beneficiaries

Primary Beneficiary	Percentage: __________%

First/Entity
Name:	Street Address:

Middle Name:	City:

Last Name:	State: Zip:

SSN/TIN:	Relationship to Owner:

Date of Birth/Trust:	Phone Number:

☐ Primary ☐ Contingent (Please check one box.)	Percentage: ___________%

First/Entity
Name:	Street Address:

Middle Name:	City:

Last Name:	State: Zip:

SSN/TIN:	Relationship to Owner:

Date of Birth/Trust:	Phone Number:

(Continued on the next page.)

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☐ Primary ☐ Contingent (Please check one box.)	Percentage: __________%

First/Entity
Name:	Street Address:

Middle Name:	City:

Last Name:	State: Zip:

SSN/TIN:	Relationship to Owner:

Date of Birth/Trust:	Phone Number:

5. Plan Type Choose one of the following plan types.

☐ Non-Qualified	☐ Traditional IRA	☐ Roth IRA

☐ Non-Qualified Decedent	☐ Decedent IRA

6. Replacements

Does the applicant have any existing life insurance policies or annuity contracts?	☐ Yes ☐ No

Is it your intent to replace, discontinue, or change any existing policy or contract?	☐ Yes ☐ No

If “Yes” to either, ensure that any applicable disclosure and replacement forms are attached.

Replacement includes any surrender, loan, withdrawal, lapse, reduction in or redirection of payments on an annuity or life insurance contract relating to this application.

7. Single Purchase Payment

•	Please provide the payment type for each incoming fund amount below and total them below.

•	Please make any checks payable to Brighthouse Life Insurance Company of NY.

•	Tax year must be provided for IRA contributions.

•	Estimate total amount for 1035 exchanges, transfers, and rollovers.

•	Minimum total single purchase payment amount: $25,000.

1)	$	☐ Payment/Contribution	Tax Year:	☐ Transfer	☐ Rollover	☐ 1035 Exchange

2)	$	☐ Payment/Contribution	Tax Year:	☐ Transfer	☐ Rollover	☐ 1035 Exchange

3)	$	☐ Payment/Contribution	Tax Year:	☐ Transfer	☐ Rollover	☐ 1035 Exchange

4)	$	☐ Payment/Contribution	Tax Year:	☐ Transfer	☐ Rollover	☐ 1035 Exchange

$ Total Single Purchase Payment Amount

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8. Purchase Payment Allocation

•	This contract does not directly participate in any stock or equity investments.
•	Allocate your Purchase Payment among the Shield Options and Fixed Account below.
•

Indicate the percentage each Shield Option and the Fixed Account (if selected) should receive. Allocations must be in whole percentages and total 100%. You must allocate at least $500 into each selected option.

•

The Shield Options have an associated Cap, Step or Edge Rate(s) for each term. Shield Options with a Step Rate are indicated with “Step Rate” in the Shield Option name. Shield Options with an Edge Rate are indicated with “Step Rate Edge” in the Shield Option name. All other Shield Options have a Cap Rate.

Cap Rate Shield Options

Term	Shield Rate	Index/Crediting Strategy	Percentage
6 Year Shield Term	Shield 25 (Shield Rate: 25%)	S&P 500® Index	%
		Russell 2000® Index	%
		MSCI EAFE Index	%
		Nasdaq-100 Index®	%
	Shield 15 (Shield Rate: 15%)	S&P 500® Index	%
		Russell 2000® Index	%
		MSCI EAFE Index	%
		Nasdaq-100 Index®	%
	Shield 10 (Shield Rate: 10%)	S&P 500® Index	%
		Russell 2000® Index	%
		MSCI EAFE Index	%
		Nasdaq-100 Index®	%
3 Year Shield Term	Shield 15 (Shield Rate: 15%)	S&P 500® Index	%
		Russell 2000® Index	%
		MSCI EAFE Index	%
		Nasdaq-100 Index®	%
	Shield 10 (Shield Rate: 10%)	S&P 500® Index	%
		Russell 2000® Index	%
		MSCI EAFE Index	%
		Nasdaq-100 Index®	%
1 Year Shield Term	Shield 25 (Shield Rate: 25%)	S&P 500® Index	%
		Russell 2000® Index	%
		MSCI EAFE Index	%
		Nasdaq-100 Index®	%
	Shield 15 (Shield Rate: 15%)	S&P 500® Index	%
		Russell 2000® Index	%
		MSCI EAFE Index	%
		Nasdaq-100 Index®	%
	Shield 10 (Shield Rate: 10%)	S&P 500® Index	%
		Russell 2000® Index	%
		MSCI EAFE Index	%
		Nasdaq-100 Index®	%

Step Rate Shield Options

Term	Shield Rate	Index/Crediting Strategy	Percentage
2 Year Shield Term	Shield 15 (Shield Rate: 15%)	S&P 500® Index Step Rate	%
		Russell 2000® Index Step Rate	%
		MSCI EAFE Index Step Rate	%
		Nasdaq-100 Index® Step Rate	%
	Shield 10 (Shield Rate: 10%)	S&P 500® Index Step Rate	%
		Russell 2000® Index Step Rate	%
		MSCI EAFE Index Step Rate	%
		Nasdaq-100 Index® Step Rate	%

(Continued on the next page.)

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Step Rate Shield Options (continued)

Term	Shield Rate	Index/Crediting Strategy	Percentage
1 Year Shield Term	Shield 15 (Shield Rate: 15%)	S&P 500® Index Step Rate	%
		Russell 2000® Index Step Rate	%
		MSCI EAFE Index Step Rate	%
		Nasdaq-100 Index® Step Rate	%
	Shield 10 (Shield Rate: 10%)	S&P 500® Index Step Rate	%
		Russell 2000® Index Step Rate	%
		MSCI EAFE Index Step Rate	%
		Nasdaq-100 Index® Step Rate	%

Step Rate Edge Shield Options

Term	Shield Rate	Index/Crediting Strategy	Percentage
2 Year Shield Term	Shield 15 (Shield Rate: 15%)	S&P 500® Index Step Rate Edge	%
		Russell 2000® Index Step Rate Edge	%
		MSCI EAFE Index Step Rate Edge	%
		Nasdaq-100 Index® Step Rate Edge	%
	Shield 10 (Shield Rate: 10%)	S&P 500® Index Step Rate Edge	%
		Russell 2000® Index Step Rate Edge	%
		MSCI EAFE Index Step Rate Edge	%
		Nasdaq-100 Index® Step Rate Edge	%
1 Year Shield Term	Shield 15 (Shield Rate: 15%)	S&P 500® Index Step Rate Edge	%
		Russell 2000® Index Step Rate Edge	%
		MSCI EAFE Index Step Rate Edge	%
		Nasdaq-100 Index® Step Rate Edge	%
	Shield 10 (Shield Rate: 10%)	S&P 500® Index Step Rate Edge	%
		Russell 2000® Index Step Rate Edge	%
		MSCI EAFE Index Step Rate Edge	%
		Nasdaq-100 Index® Step Rate Edge	%

Fixed Account
1 Year Term	Fixed Account*		___________%

TOTAL:	___________%

* We may with 30 days advance written notice restrict transfers into the Fixed Account during the Transfer Period if the declared interest rate that would apply equals the Minimum Guaranteed Interest Rate and Brighthouse Life Insurance Company of NY is unable to support the Minimum Guaranteed Interest Rate. We will notify you if restrictions on transfers and allocations are subsequently lifted.

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9. Index Disclosure

The S&P 500® is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”) and has been licensed for use by Brighthouse Financial, Inc. S&P®, S&P 500®, US 500, The 500, iBoxx®, iTraxx® and CDX® are trademarks of S&P Global, Inc. or its affiliates (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Brighthouse Financial, Inc. Brighthouse Financial products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, their respective affiliates, and none of such parties make any representation regarding the advisability of investing in such product(s) nor do they have any liability for any errors, omissions, or interruptions of the S&P 500®.

The Russell 2000® Index is a trademark of Russell Investments and has been licensed for use by affiliates of Brighthouse Financial, Inc. including Brighthouse Services, LLC and Brighthouse Life Insurance Company of NY (collectively, “Brighthouse Financial”). This annuity product is not sponsored, endorsed, sold or promoted by Russell Investments and Russell Investments makes no representation regarding the advisability of investing in this annuity product.

This annuity product is not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such products or securities or any index on which such products or securities are based. This annuity product Prospectus contains a more detailed description of the limited relationship MSCI has with affiliates of Brighthouse Financial Inc. including Brighthouse Services, LLC and Brighthouse Life Insurance Company of NY (collectively, “Brighthouse Financial”) and any related products.

Nasdaq®, Nasdaq-100®, Nasdaq-100 Index®, and NDX® are registered trademarks of Nasdaq, Inc. (which, with its affiliates, is referred to as the “Corporations”) and are licensed for use by Brighthouse Financial, Inc. Brighthouse Financial products have not been passed on by the Corporations as to their legality or suitability and are not issued, endorsed, sold, or promoted by the Corporations. THE CORPORATIONS MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THESE PRODUCTS.

10. Client Acknowledgements and Signature(s)

By signing below, I acknowledge the following to the best of my knowledge and belief:

•	I have read and understand the information above.
•

I agree that the above information and statements and those made on all pages of this application are true and correct to the best of my knowledge and belief and are made as the basis of my application.

•

VALUES AND DETERMINATION OF ANNUITY PAYMENTS PROVIDED BY THIS CONTRACT, WHEN BASED ON THE VALUE OF THE SHIELD OPTION(S) SUBJECT TO THE SHIELD RATE AND THE CAP, STEP, OR EDGE RATE, ARE VARIABLE, MAY INCREASE OR DECREASE, BASED ON WHETHER THE INDEX PERFORMANCE IS POSITIVE, NEGATIVE, OR EQUAL TO ZERO, AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. INVESTMENT IN THE CONTRACT INVOLVES INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL. THE INDEX RETURN MAY BE POSITIVE, NEGATIVE OR ZERO AND INVESTMENT IN THIS CONTRACT MAY RESULT IN A LOSS OF PRINCIPAL. IN SOME INSTANCES, THE POTENTIAL INVESTMENT LOSS FOR THIS PRODUCT MAY BE SIGNIFICANTLY GREATER THAN THE POTENTIAL INVESTMENT GAIN.

•	I have been provided with the Appendix 28 - Non-Guaranteed Index Annuities disclosure form.
•	I have been provided with the Brighthouse Financial Customer Privacy Notice.
•	If this contract is being purchased with monies from an existing Brighthouse Financial Contract, then I have been provided with the Internal Annuity Transfer Disclosure.
•	If this contract is being used to fund an IRA, then I understand that there is no additional tax benefit obtained by funding an IRA with a deferred annuity.
•

I understand that Brighthouse Life Insurance Company of NY (“Brighthouse Financial”) does not guarantee the tax consequences of the annuity (including, but not limited to, whether the IRA or other tax-qualified annuity meets minimum distribution requirements and how much of each income payment is excludable from income as a return of any after-tax contribution), and I should consult with my own tax advisor prior to the purchase of the annuity.

(Continued on the next page.)

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•

I acknowledge and understand that if a Wholesaler (who is an employee of Brighthouse Services, LLC, an affiliate of Brighthouse Life Insurance Company of NY) met with me, either in person or by phone, then the Wholesaler may receive compensation for the sale of a Brighthouse Life Insurance Company of NY or affiliate annuity product (“Brighthouse Financial Product”) by my Representative. Wholesaler compensation may vary from product to product and by the premium or deposit amount. The amount of wholesaler compensation may increase in part based upon the relative amount of Brighthouse Financial Products sold during a set period. The Wholesaler is eligible for additional cash compensation (such as medical, retirement and other benefits) and non-cash compensation (such as recognition conferences) based on his or her overall Brighthouse Financial Product sales and productivity. I understand that I may request additional information from my Representative about the Wholesaler compensation expected as a result of my purchase.

•	I acknowledge that I have been provided with the current prospectus of Brighthouse Life Insurance Company of NY for the Brighthouse Shield Level II 6-Year Annuity.
•	I have been provided with the Brighthouse Shield Level II 6-Year Annuity Fact Card.
•	I have been provided with the Brighthouse Shield Level II 6-Year Annuity Contract Disclosure and separate rate sheets for both the current and minimum guaranteed rates.

U.S. Tax Certification

Under penalties of perjury, I certify that:

1.  The number shown on this form is my correct taxpayer identification number; and

2.  I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

3.  I am a U.S. citizen or other U.S. person; and

4.  The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification Instructions: You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. “U.S. citizen” and “U.S. person” are as defined in IRS Form W-9. If you are not a U.S. Citizen or a U.S. person for tax purposes, please cross out item 3 above and complete appropriate IRS documentation such as IRS Form W-8BEN. Item number 4, FATCA Code:  N/A (No FATCA Code Applicable).

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature and Title of Owner* (Annuitant unless otherwise noted):	Date signed:

Signature of Joint Owner:	Date signed:

Signature of Annuitant (if different than the Owner):	Date signed:

*If the Owner is an entity, print the name of the Owner representatives and have one or more Owner representatives sign.

State where application is signed:

(If state of signing is different than the Owner’s residence state, the Nexus form is required.)

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11. Representative Acknowledgements and Signature

By signing below, I acknowledge the following:

•	All information provided by the applicant has been truly and accurately recorded.
•	All answers are correct to the best of my knowledge.
•	I have delivered a current prospectus.
•	I have provided the Proposed Owner with the Brighthouse Financial Consumer Privacy Notice prior to or at the time he/she completed the application form.
•	I have provided the Appendix 28 - Non-Guaranteed Index Annuities disclosure form.
•	If this new contract is being purchased with monies from an existing Brighthouse Financial Contract, then I have provided the applicant(s) with the Internal Annuity Transfer Disclosure.
•	I have provided the [Brighthouse Shield Level II 6-Year Annuity] Fact Card.
•	I have provided the Brighthouse Shield Level 6-Year Annuity Contract Disclosure and separate rate sheets for both the current and the minimum guaranteed rates.

Does the applicant have any existing life insurance policies or annuity contracts?	☐ Yes ☐ No
Does the applicant intend to replace, discontinue, or change any existing policy or contract?	☐ Yes ☐ No

If “Yes” to either, ensure that any applicable disclosure and replacement forms are attached.

 Primary Representative

First Name:	National Producer Number (NPN):

Middle Name:	State License I.D. Number:

Last Name:	Client Account Number:

Name of Firm:	Commission Percentage: ___________________%

Business Phone:

Signature of Primary Representative:	Date signed:

Commission Choice

Choose one. Once selected, this option cannot be changed. Not all options may be available. Please check with your back office.

☐ Option A	☐ Option B	☐ Option C

Additional Representative(s)

Representative Name:	National Producer Number (NPN):	Commission Percentage:

1)		____________%

2)		____________%

3)		____________%

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